Exhibit 4(a)

                Form of Fixed Interest Rate Medium-Term Senior Security

      [This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. Every Security delivered upon registration of transfer of, or in exchange for, or in lieu of, this Global Security shall be a Global Security subject to the foregoing except in the limited circumstances described above.

       Unless   this   Certificate  is  presented  by   an   authorized
representative of The Depository Trust Company to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                 EXCEPT AS OTHERWISE PROVIDED HEREIN,
         THIS GLOBAL SECURITY MAY BE TRANSFERRED, IN WHOLE BUT
        NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY
             OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE
                    OF SUCH SUCCESSOR DEPOSITORY] *

                                   CUSIP 883203 _________________________

No. R- __________________          PRINCIPAL AMOUNT _________________


                             TEXTRON INC.
                      MEDIUM-TERM NOTE, SERIES __

ISSUE DATE:             MATURITY DATE:         INITIAL REDEMPTION DATE:
__________________      __________________     __________________

INTEREST RATE:          ISSUE PRICE:           SPECIFIED CURRENCY:

__________________      __________________     _________U.S. Dollars

CITY AND COUNTRY OF     COUNTRY OF SPECIFIED
SPECIFIED CURRENCY:     CURRENCY:

New York, NY, U.S.A.    United States of America

<page 1>

* The Company may under certain circumstances issue certificated notes. Bracketed text included in this form of note applies only to notes issued in global form.

      The Optional Redemption Price shall initially be ___________% of the principal amount of this [Global] Security to be redeemed and shall decline at each anniversary of the initial Redemption Date by ___________% of the principal amount to be redeemed until the Optional Redemption Price is 100% of such principal amount.

      TEXTRON INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the indenture hereinafter referred to), for value received, hereby promises to pay [CEDE & Co., as nominee for the Depository], or registered assigns, the principal sum of _____________________________ in the Specified Currency
specified above on the Maturity Date specified above, and to pay interest thereon at the Interest Rate specified above until the principal hereof is paid or duly made available for payment. The Company will pay interest, semiannually on May 15 and November 15 in each year (each an "Interest Payment Date") commencing with the first Interest Payment Date specified above next succeeding the Issue Date, and on the Maturity Date; provided, however, that if an Interest Payment Date should fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day. "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions are open for business in The City of New York or, if this Note is denominated in a Specified Currency other than U.S. dollars, in the city and country above specified. "Specified Currency" means such currency or currency units other than U.S. dollars as may be designated by the Company. Except as provided above and in the Indenture referred to below, interest payments will be made on the Interest Payment Dates specified above. Interest on this [Global]
Security will accrue from the most recent date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this [Global] Security (or one or more predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date (a "Regular Record Date"), and interest payable on the Maturity Date will be payable to the Person to whom principal shall be payable, except that if the Issue Date of this [Global] Security is between the Regular Record Date and the Related Interest Payment Date, the first payment of interest shall be paid on such Interest Payment Date immediately following the next succeeding Record Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on such Regular Record Date or the Person in whose name this [Global] Security was originally registered, as the case may be, and may be paid to the Person in whose name this [Global] Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company; notice whereof shall be given to the Holder of this [Global] Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner.

      [As used herein, the term "Depository" shall mean the Depository Trust Company, New York, New York, another clearing agency or any successor registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, which in each case, shall be designated by the Company pursuant to the Indenture.]

<page 2>

     Payment of the principal of, premium, if any, and interest on this [Global] Security will be made at the office or agency of the Company maintained for that purpose in the City and Country specified above in such coin or currency of the Country of Specified Currency specified above as at the time of payment is legal tender for the payment of public and private debts; provided that, at the option of the Company, payment of interest may be made by check (drawn on an account at a bank outside of the United States in the case of a Security with a Specified Currency other than U.S. dollars) mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

      This Security is a [Global] Security evidencing a portion of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 15, 1987 as supplemented by a First Supplemental Indenture, dated as of March 15, 1988 and a Second Supplemental Senior Indenture, dated as of February 6, 1996 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), as Trustee (herein called the "Trustee"), which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This [Global] Security represents a portion of the series designated as the Company's Medium-Term Notes, Series __.

      This [Global] Security may be redeemed at the option of the Company, as a whole, or from time to time in part, on any date, if any, after the initial Redemption Date specified above and prior to the Maturity Date, upon mailing a notice of such redemption not less than thirty nor more than sixty days prior to the date fixed for redemption to the Holders of Securities at their last registered addresses, all as provided in the Indenture, at the Optional Redemption Prices, if any, specified above (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the
Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this [Global] Security shall be conclusive and binding upon such Holder and upon all future Holders of this [Global] Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this [Global] Security.

<page 3>

      No reference herein to the Indenture and no provision of this [Global] Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this [Global] Security at the times, place and rate, and in the Specified Currency, herein prescribed; provided, however, that if the principal of, premium, if any, or interest on, this [Global] Security is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this [Global] Security by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment, or if such rate of exchange is not then available, on the basis of the most recently available Market Exchange Rate and any payments made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture.

      As provided in the Indenture and subject to certain limitations therein set forth and herein provided, the transfer of this [Global] Security is registrable in the Security Register, upon surrender of this [Global] Security for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this [Global] Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon a new [Global] Security evidencing the Securities evidenced hereby, of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees; provided, however, that for so long as any Securities are evidenced by this [Global] Security, this [Global] Security may be transferred in whole but  not  in part, only to another nominee of the Depository  or  to  a successor Depository selected or approved by the Company or to a nominee of such successor Depository. The Securities of this series are issuable only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 unless otherwise specified above. Securities of this series not denominated in U.S.
dollars are issuable only in denominations of the equivalent of U.S. dollars $1,000 rounded to the nearest 1,000 units of such Specified Currency or any amount in excess thereof which is an integral multiple of 1,000 units of the Specified Currency, as determined by the Federal Reserve Bank of New York, at the noon buying rate in New York City for cable transfers of such Specified Currency (the "Market Exchange Rate"); provided, however, in the case of European Currency Units, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Economic Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the trade date for such Securities. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Prior to due presentment of this [Global] Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this [Global] Security is registered as the owner hereof for all purposes, whether or not this [Global] Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

<page 4>

      [If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Securities evidenced hereby or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statue or regulation and a successor Depository is not appointed by the Company within 90 days after  the  Company  receives such notice  or  becomes  aware  of  such condition, as the case may be, the Company will execute, and the Trustee will authenticate and deliver, Securities in definitive registered form without coupons, in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 (such denominations referred to herein as "authorized denominations"), of like tenor and in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security. In addition, the Company may at any time determine that the Securities evidenced hereby shall no longer be represented by a Global Security. In such event the Company will execute and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Securities in definitive registered form without coupons, in authorized denominations, and of like tenor and in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security. Upon the exchange of this Global Security for such Securities in definitive registered form without coupons, in authorized denominations, this Global Security shall be cancelled by the Trustee. Securities in definitive registered form issued in exchange for this Global Security shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.]

      All terms used in this [Global] Security that are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

      Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent, by manual signature of an authorized officer, this [Global] Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated: ____________________             TEXTRON INC.



                                   By:      ________________________
                                            Vice President and Treasurer



                                   Attest: ________________________
                                           Assistant Secretary

<page 5>


               TRUSTEE'S CERTIFICATE OF AUTHENTICATION


      This [Global] Security is one of the series designated therein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
  As Trustee,



By: ________________________
      Authorized Officer

<page 6>

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


______________________________
(Please insert social security or other
identifying number of assignee)

_______________________________________________________

_______________________________________________________

_______________________________________________________
(Please print or type name and address including postal zip code of assignee)

the within [Global] Security and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________  attorney  to   transfer
said [Global] Security

on the books of the Company, with full power of substitution in the premises.


Dated:  _______________________________________________

Signature:  ____________________________________________

Signature guarantee:  ____________________________________





      NOTE: The signature to this assignment must correspond with the name as written upon the face of the within [Global] Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.

<page 7>